EXHIBIT A

We, the undersigned, hereby express our agreement that the attached Schedule 13D, Amendment No. 12 is filed on behalf of each of us.

Dated: January 16, 2026

/s/ William H.C. Chang
William H.C. Chang

/s/ Diana Shon Chang
Diana Shon Chang

WILLIAM H.C. & DIANA SHON CHANG TTEE CHANG FAMILY TRUST U/A DTD 10/23/2006

/s/ William H.C. Chang
William H.C. Chang, co-Trustee

/s/ Diana Shon Chang
Diana Shon Chang, co-Trustee

CHANG 2020 DELAWARE LP, A PARTNERSHIP

By:	CHANG 2020 GP LLC, its General Partner

By:	/s/ William H.C. Chang
William H.C. Chang, Managing Member

By:	/s/ Diana Shon Chang
Diana Shon Chang, Managing Member